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                                                                     Exhibit 5.3


November 17, 2004



Placer Dome Inc.
1600-1055 Dunsmuir Street
Vancouver, British Columbia
V7X 1P1


Dear Ladies and Gentlemen:


                 RE:  PLACER DOME INC. - REGISTRATION STATEMENT ON FORM F-10

                 We refer to a registration statement on Form F-10 (the "Registration Statement") of Placer Dome Inc. (the "Company") dated as of November 17, 2004 for the registration of the Company's common shares.

                 We hereby consent to the reference to our firm under the headings "Eligibility for Investment", "Plan of Distribution", "Legal Matters" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.

                                            Yours truly,


                                            /s/ Blake, Cassels & Graydon LLP



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